As filed with the Securities and Exchange Commission on November 4, 2021

Registration No. 333-227819

Registration No. 333-221197

Registration No. 333-214722

Registration No. 333-207212

Registration No. 333-193016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

Registration No. 333-227819

Registration No. 333-221197

Registration No. 333-214722

Registration No. 333-207212

Registration No. 333-193016

UNDER

THE SECURITIES ACT OF 1933

LA JOLLA PHARMACEUTICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware	33-0361285
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

201 Jones Rd., Suite 400, Waltham, MA 02451

(Address of principal executive offices, including zip code)

La Jolla Pharmaceutical Company Amended and Restated 2013 Equity Plan

La Jolla Pharmaceutical Company 2018 Employee Stock Purchase Plan

(Full Titles of the Plans)

Larry Edwards

Director, President and Chief Executive Officer

201 Jones Rd., Suite 400, Waltham, MA 02451

(617) 715-3600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Ryan A. Murr, Esq.

Gibson, Dunn & Crutcher LLP

555 Mission Street, Suite 3000

San Francisco, California 94105

Telephone: (415) 393-8373

Facsimile: (415) 374-8430

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
See below	Not applicable	Not applicable	Not applicable	Not applicable
(1)	No additional securities are to be registered, and registration fees were paid upon filing of the original Registration Statements on Form S-8. Therefore, no further registration fee is required.

Explanatory Note

Reincorporation; Assumption of Registration Statements

This Post-Effective Amendment is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), and constitutes Post-Effective Amendment (the “Amendment”) to Registration Statements 333-227819, 333-221197, 333-214722, 333-207212 and 333-193016 (the “Registration Statements”) filed by La Jolla Pharmaceutical Company, a California corporation (“La Jolla-California”), the predecessor of La Jolla Pharmaceutical Company, a Delaware corporation (the “Company”). The Company succeeded to the interests of La Jolla-California following a reincorporation effected pursuant to an Agreement and Plan of Merger, effective November 2, 2021 (the “Merger Agreement”), between La Jolla-California and the Company. The Merger Agreement provided for, among other things, the merger of La Jolla-California with and into the Company, a wholly owned subsidiary of La Jolla-California (the “Merger”). The Merger Agreement was approved by the shareholders of La Jolla-California at the 2021 Annual Meeting of Stockholders on July 21, 2021, for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result of the Merger and upon the effective date of the Merger, each outstanding share of common stock, par value $0.0001 per share, of La Jolla-California was automatically converted into one share of common stock, par value $0.0001 per share, of the Company. Immediately prior to the consummation of the Merger, the Company had nominal assets and liabilities.

For purposes of this Amendment and the Registration Statements, any reference to “La Jolla Pharmaceutical Company”: (i) as of any time prior to the effective time of the Merger shall mean La Jolla-California; and (ii) as of any time after the effective time of the Merger shall mean the Company.

The prospectuses contained in the Registration Statements incorporate by reference all documents filed by La Jolla-California and the Company under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the Registration Statement and will incorporate by reference all documents filed by the Company under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act following the date of this Amendment. The prospectuses contained in the Registration Statements, as well as all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before the effective time of the Merger and incorporated by reference in the Registration Statement, will not reflect the change in the state of incorporation of the registrant or changes in capital stock, among other things. With respect to such information, or any other information contained or incorporated by reference in the Registration Statements that is modified by information subsequently incorporated by reference in the Registration Statements, the statement or information previously contained or incorporated in the Registration Statements shall also be deemed modified or superseded in the same manner.

The Registration Statements and prospectuses shall remain unchanged in all other respects. Accordingly, this Amendment consists only of this explanatory note and revised versions of the following parts of the Form S-8; Part II, the signatures, the exhibit index and the exhibits filed in connection with this Amendment. In accordance with paragraph (d) of Rule 414 of the Securities Act, except as modified by this Amendment, the Company, as successor issuer to La Jolla-California, hereby expressly adopts the Registration Statements as its own registration statements for all purposes of the Securities Act and the Exchange Act.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

La Jolla Pharmaceutical Company (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed by the Company and La Jolla-California, as applicable, with the U.S. Securities and Exchange Commission (the “SEC”):

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 8, 2021 pursuant to Section 13 of the Exchange Act;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the year covered by the Registrant’s Annual Report referred to in (a) above; and

(c)	The Registrant’s Current Report on Form 8-K12B filed with the SEC on November 2, 2021, including any other amendments or reports filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the DGCL, the Registrant’s restated certificate of incorporation contains provisions that limit the liability of its directors for monetary damages to the fullest extent permitted by the DGCL for any breach of fiduciary duties as a director, except liability for the following:

•	any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL (regarding unlawful dividends, stock purchases or redemptions); or

•	any transaction from which the director derived an improper personal benefit.

As permitted by the DGCL, the Registrant’s bylaws provide that:

•	the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the DGCL, subject to certain very limited exceptions;

•	the Registrant may indemnify its other employees and agents as set forth in the DGCL;

•

the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to certain very limited exceptions; and

•	the rights conferred in the bylaws are not exclusive.

In addition, the Registrant has entered into indemnity agreements with each of its current directors and executive officers. These agreements provide for the indemnification of directors and executive officers for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were agents of the Registrant.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Incorporated by Reference
Exhibit No.	Exhibit Description	Form	Date Filed	Filed Herewith

3.1	Amended and Restated Certificate of Incorporation of La Jolla Pharmaceutical Company, a Delaware Corporation	8-K12B	11/2/2021

3.2	Bylaws of La Jolla Pharmaceutical Company, a Delaware Corporation	8-K12B	11/2/2021

5.1	Opinion and Consent of Gibson, Dunn & Crutcher LLP			X

23.1	Consent of Independent Registered Public Accounting Firm Baker Tilly US, LLP			X

23.2	Consent of Gibson, Dunn & Crutcher LLP (filed as a part of Exhibit 5.1)

24.1	Power of Attorney (set forth on signature page)

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement—notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective

Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-effective Amendment to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, State of Massachusetts, on November 4, 2021.

La Jolla Pharmaceutical Company

By:	/s/ Larry Edwards
Larry Edwards
Director, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Larry Edwards and Michael Hearne, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), with respect to this Registration Statement, and any and all amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the U.S. Securities and Exchange Commission (the “SEC”), and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to enable La Jolla Pharmaceutical Company to comply with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and all the requirements of the SEC, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this report has been signed by the following persons in the capacities set forth opposite their names and on the dates indicated below.

Name	Title	Date

/s/ Larry Edwards	Director, President and Chief Executive Officer	November 4, 2021
Larry Edwards	(principal executive officer)

/s/ Michael Hearne	Chief Financial Officer	November 4, 2021
Michael Hearne	(principal financial and accounting officer)

/s/ Kevin Tang	Chairman	November 4, 2021
Kevin Tang

/s/ Craig Johnson	Director	November 4, 2021
Craig Johnson

/s/ Laura Johnson	Director	November 4, 2021
Laura Johnson

/s/ David Ramsay	Director	November 4, 2021
David Ramsay

/s/ Robert Rosen	Director	November 4, 2021
Robert Rosen